Exhibit 99.1

Equity Inns Announces Second Quarter Earnings and Full Year Financial Guidance GERMANTOWN, Tenn., August 8, 2002 - Equity Inns, Inc. (NYSE: ENN), a premier hotel real estate investment trust (REIT), today announced its results for the second quarter ended June 30, 2002.

Highlights for the Quarter:

     o Second quarter FFO per share $0.30 cents in line with revised analysts' expectations o Dividend raised $0.01 to $0.13 cents a share, in line with guidance.

     o Revenue per Available Room (RevPAR) declined 3.4 percent, compared to 4.8 percent industry-wide, outpacing industry for sixth consecutive quarter.

     o ENN's portfolio continues to achieve greater market penetration than its competitors in their respective markets.

Revenue Results

Equity Inns' total hotel portfolio RevPAR for the 2002 second quarter declined to $55.46 from $57.40, down 3.4 percent compared to the same period a year earlier and compared to an industry-wide 4.8 percent decline in second quarter RevPAR. For April, May, and June, our RevPAR decreased 2.7 percent, 3.2 percent, and 4.2 percent, respectively, compared to the same periods last year.

For the quarter, occupancy increased 100 basis points to 71.4 percent, and average daily rate (ADR) was down 4.7 percent to $77.65 compared to the same quarter 2001.

As measured by Smith Travel Research, ENN's year to date occupancy penetration increased 3.2 points to 105.3% and RevPAR yield increased 2.5 points to 112.4%. These results indicate that ENN's portfolio as a whole achieved occupancy and RevPAR results greater than its competitors in their respective markets.

"We are encouraged that our strategy to drive occupancy continued successfully in the second quarter," said Phillip H. McNeill, Sr., Chairman of Equity Inns. "We believe that this strategy, even at the expense of rate, strongly positions our hotels to take advantage of opportunities to increase rate as the economy recovers. As occupancy continues to strengthen, we are already seeing encouraging signs on the rate side, evidenced by the fact that first quarter rate was 6.4% below 2001 while second quarter rate was only 4.7% below 2001."

Operating Margins

"As a result of our efforts to preserve our occupancy rate, we have seen a reduction in our operating margins compared to second quarter 2001, which in turn has led to a decrease in our FFO for the quarter," said Howard Silver, president and chief operating officer. "Despite the increase in operating expenses this quarter, per occupied room (POR) expenses declined illustrating the effectiveness of our efforts to control costs primarily through staff reductions and wage freezes."

Gross operating profit (GOP) margin in the second quarter was 42.6 percent, a decline of 270 basis points as compared to the operating margins achieved for the same period last year. The decline in GOP margin was driven by reduced ADR with 2002 ADR down $3.85 compared to the same period last year combined with increased operating expenses due to the increased occupancy rate. According to management, meaningful comparisons of the income statement between the second quarter of 2002 and 2001 continue to be difficult because Equity Inns had 19 leases during 2001 compared with no leases currently.

Per occupied room (POR) expenses continued to trend lower in the second quarter:
$46.76 compared to $46.82 in the second quarter 2001, and compared to $47.32 in first quarter 2002. POR is defined as the hotel operating expenses divided by the occupied room nights and management believes that it is a good way to measure the cost of operating a hotel.

Funds From Operations

The Company achieved funds from operations (FFO) of $0.30 per share, compared against $0.43 for the quarter ended June 30, 2001. FFO for the second quarter of 2002 were $12.4 million, compared to $16.2 million for the same period a year ago. The $0.13 decrease in FFO per share for the quarter is primarily due to the RevPAR decrease of 3.4 percent plus the additional expense related to the higher occupancy rates, as discussed above.

Capital Structure

At June 30, 2002, Equity Inns had $352.1 million of debt outstanding, which included $72.5 million drawn under its $125 million line of credit, and the weighted average life of the Company's debt was 6 years. At June 30, 2002, total debt represented approximately 38 percent of the cost of hotels, which is our lowest level in four years.

Third Quarter and Future Guidance

The Company also announced earnings guidance for the third quarter ended September 30, 2002 as well as full year guidance for fiscal 2002 and 2003. For the third quarter ending September 30, 2002, Equity Inns expects to achieve FFO in the $0.33 to $0.34 per share range and EBITDA in the $21 million to $22 million range for the same period. FFO per share for the full year 2002 is anticipated to be within the range of $0.98 to $1.02 per share including $0.16 per share for income tax benefit and EBITDA to be within the range of $71 to $74 million. The Company is currently anticipating 2002 capital expenditures to be approximately $10 million. In addition, Equity Inns believes that full year 2003 funds from operations will likely range from $1.05 to $1.10 per share, including $0.15 per share for income tax benefit.

Preliminarily, the Company's RevPAR for July 2002 was basically flat relative to 2001 during the same period. The Company's occupancy rate for July was approximately 74 percent as compared to 72 percent for the prior year.

"The performance of our portfolio of hotels continues to hold up in a difficult economy," McNeill said. "In our view, it is a function of having the right brands in the right markets with the right level of diversification. In terms of 2003 guidance, we remain cautiously optimistic. Several factors are working in our favor including an improved balance sheet, our interests closely aligned with those of our brand managers, and improving industry dynamics in terms of the slowing amount of new supply forecasted for our lodging segments over the next few years. Yet we believe that a conservative guidance policy is the best course to take given the current economy."

The level of Equity Inns common dividend will continue to be determined each quarter, based upon the operating results of that quarter, economic conditions, and other operating trends.

For the second quarter, Equity Inns paid a $0.13 common dividend per share based on estimated second quarter results, an increase from the $0.12 per common share payment in the first quarter. Management continued to target a 2002 common dividend per share in the range of between $0.51 and $0.54, with an annualized rate by the end of 2002 ranging from $0.52 to $0.60 per share.

Equity Inns will hold a conference call and Webcast regarding its second quarter results today, August 8, at 5 p.m. EST. Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Company's website at http://www.equityinns.com and selecting the microphone icon. In addition a phone replay has been arranged, which will be available from Thursday, August 8, 2002 at 7:00 p.m. (Eastern Standard Time) through Thursday, August 15, 2002, at 11:59 p.m. (Eastern Standard Time) by dialing 416-640-1917 (access code is 200206). The conference call replay also will be accessible on the Company's website.

Certain matters discussed in this press release include "forward-looking statements" within the meaning of the federal securities laws. The words "anticipate, believe, estimate, expect, intend, will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements are based on current expectations, estimates, and projections about the industry and markets in which the company operates, as well as management's beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the company's actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of recovery from the current economic downturn, future acts of terrorism of war, risks associated with the hotel and hospitality business, the availability of capital, and numerous other factors, may affect the company's future results, performance and achievements. These risks and uncertainties are described in greater detail in the company's periodic filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated June 25, 2002. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a results of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

About Equity Inns

Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all suite and midscale limited- service segments of the hotel industry. The company owns 96 hotels with approximately 12,300 rooms located in 34 states. For more information about Equity Inns, visit the company's Web site at www.equityinns.com.



CONTACT:          Equity Inns, Inc.
                  Howard Silver, 901/754-7774
                  Or
                  Integrated Corporate Relations, Inc.
                  Deborah Friedland, 203/222-9013

                                EQUITY INNS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                             June 30,               December 31,
                                                               2002                     2001
                                                           ------------             ------------
                                                           (unaudited)
ASSETS
Investment in hotel properties, net                        $738,397,477             $751,890,847
Cash and cash equivalents                                     7,899,052                4,358,787
Accounts receivable, net of doubtful accounts                 5,899,834                2,534,208
Due from Lessees                                                                         162,265
Notes receivable,net                                          1,146,544                  738,911
Deferred expenses, net                                        9,864,695               10,819,599
Deferred tax benefit                                          6,627,000                3,452,000
Deposits and other assets                                     6,582,908                4,122,657
                                                           ------------             ------------

       Total assets                                        $776,417,510             $778,079,274
                                                           ============             ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Debt                                                        352,143,277              384,165,875
Accounts payable and accrued expenses                        30,145,467               22,224,994
Distributions payable                                         6,505,054                1,088,542
Interest rate swap                                            2,613,744                2,922,625
Minority interest in Partnership                              9,089,694                9,511,897
                                                           ------------             ------------

       Total liabilities                                    400,497,236              419,913,933
                                                           ------------             ------------

Commitments and contingencies

Shareholders' equity:

Preferred Stock, $.01 par value, 10,000,000 shares
  authorized, 2,750,000 shares issued and outstanding        68,750,000               68,750,000
Common Stock, $.01 par value, 100,000,000
  shares authorized, 41,216,997 and 37,591,622
  shares issued and outstanding                                 412,170                  375,916
Additional paid-in capital                                  445,741,375              418,351,351
Treasury stock, at cost, 747,600 shares                      (5,173,110)              (5,173,110)
Unearned directors' and officers' compensation                 (854,020)              (1,152,730)
Distributions in excess of net earnings                    (130,342,397)            (120,063,461)
Accumulated other comprehensive income:
  Unrealized loss on interest rate swap                      (2,613,744)              (2,922,625)
                                                           ------------             ------------

       Total shareholders' equity                           375,920,274              358,165,341
                                                           ------------             ------------

Total liabilities and shareholders' equity                 $776,417,510             $778,079,274
                                                           ============             ============

                                EQUITY INNS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                            Three Months Ended                  Six  Months Ended
                                                                 June 30,                             June 30,
                                                       ----------------------------       -------------------------------
                                                          2002              2001              2002               2001
                                                       -----------      -----------       ------------       ------------
Revenue
   Hotel revenues                                      $64,882,791      $55,070,400       $120,216,480       $102,543,261
   Percentage lease revenues                                              5,034,967                            11,455,462
   Other income                                            309,245          463,614            507,214          1,136,217
                                                       -----------      -----------       ------------       ------------
       Total revenue                                    65,192,036       60,568,981        120,723,694        115,134,940
                                                       -----------      -----------       ------------       ------------

Expenses
   Hotel operating expenses                             39,341,388       31,253,405         73,661,476         61,626,807
   Real estate and personal property taxes               3,532,673        2,763,486          6,936,776          6,506,737
   Depreciation and amortization                        10,344,669       10,011,102         20,673,424         20,022,204
   Amortization of loan costs                              511,035          470,803          1,022,070            939,350
   Interest                                              7,234,423        7,771,776         14,677,498         15,730,606
   General and administration expenses:
       Stock based or non-cash compensation                172,727          244,567            344,236            487,905
       Other general and administrative expenses         1,288,956          959,220          2,824,577          2,538,434
   Lease expense                                           330,566          286,765            660,284            635,324
                                                       -----------      -----------       ------------       ------------
       Total expenses                                   62,756,437       53,761,124        120,800,341        108,487,367
                                                       -----------      -----------       ------------       ------------

Income (loss) before minority interest and
   income taxes                                          2,435,599        6,807,857            (76,647)         6,647,573

Minority interest                                           68,359          164,157             (5,022)           151,330
                                                       -----------      -----------       ------------       ------------

Income (loss) before income taxes                        2,367,240        6,643,700            (71,625)         6,496,243

Income tax benefit                                       1,371,000                           3,175,000          1,390,000
                                                       -----------      -----------       ------------       ------------

Net income                                               3,738,240        6,643,700          3,103,375          7,886,243

Preferred stock dividends                                1,632,813        1,632,813          3,265,626          3,265,626
                                                       -----------      -----------       ------------       -----------

Net income (loss) applicable to common
   shareholders                                        $ 2,105,427      $ 5,010,887       $   (162,251)      $  4,620,617
                                                       ===========      ===========       ============       ============

Net income (loss) per common share -
   basic and diluted                                   $       .05      $       .14       $        .00       $        .13
                                                       ===========      ===========       ============       ============

Weighted average number of common shares
   and units outstanding - diluted                      41,665,063       38,038,123         39,968,470         38,031,404
                                                       ===========      ===========       ============       ============


The following is a reconciliation of net income to Funds From Operations (unaudited):


                                                          Three Months Ended               Six Months Ended
                                                              June 30,                         June  30,
                                                    ----------------------------      ---------------------------
                                                        2002             2001             2002           2001
                                                    -----------      -----------      -----------     -----------
Net income                                          $ 3,738,240      $ 6,643,700      $ 3,103,375     $ 7,886,243
Less:
   Preferred stock dividends                         (1,632,813)      (1,632,813)      (3,265,626)     (3,265,626)

Add:
   Minority interest                                     68,359          164,157           (5,022)        151,330
   Depreciation of buildings, furniture and
       fixtures                                      10,257,495        9,923,928       20,499,076      19,847,856
   Deferred lease revenue                                              1,086,710                        2,435,971
                                                    -----------      -----------      -----------     -----------


Funds From Operations                               $12,431,281      $16,185,682      $20,331,803     $27,055,774
                                                    ===========      ===========      ===========     ===========

Weighted average number of outstanding shares
   of Common Stock and Units of Partnership          41,665,063       38,038,123       39,968,470      38,031,404
                                                    ===========      ===========      ===========     ===========

Funds From Operations Per share and unit            $       .30      $       .43      $       .51     $       .71
                                                    ===========      ===========      ===========     ===========



The following is a reconciliation of Funds From Operations to EBITDA
(unaudited):


                                                          Three Months Ended                Six Months Ended
                                                               June 30,                         June  30,
                                                    -----------------------------     ---------------------------
                                                         2002              2001             2002           2001
                                                    -----------       -----------     -----------     -----------
Funds From Operations                               $12,431,281       $16,185,682     $20,331,803     $27,055,774

Add:
   Interest                                           7,234,423         7,771,776      14,677,498      15,730,606
   Preferred stock dividends                          1,632,813         1,632,813       3,265,626       3,265,626
   Amortization of loan costs                           511,035           470,803       1,022,070         939,350
   Amortization of Officers and
       Directors compensation                           149,355           224,619         298,710         449,238
   Amortization of franchise fees                        87,174            87,174         174,348         174,348

Less:
   Income tax benefit                                (1,371,000)                       (3,175,000)     (1,390,000)
                                                    -----------       -----------     -----------     -----------

EBITDA                                              $20,675,081       $26,372,867     $36,595,055     $46,224,942
                                                    ===========       ===========     ===========     ===========

                                Equity Inns, Inc.
                      Second Quarter 2002 Hotel Performance
                                 All Comparable


                                                    RevPAR                        Occupancy                           ADR
                                              ----------------------         ----------------------            --------------------
                               # of                        Variance                       Variance                        Variance
                              Hotels           2002         to 2001           2002         to 2001              2002       to 2001
                              ------          ------       ---------         ------       ---------            ------     ---------

Portfolio                        96           $55.46         -3.4%             71.4%       1.0 pts.            $77.65        -4.7%

Franchise
  AmeriSuites                    19           $52.04         -6.9%             70.9%       0.3 pts.            $73.42        -7.2%
  Comfort Inn                     3           $51.38         -2.2%             67.0%      -1.9 pts.            $76.71         0.5%
  Hampton Inn                    48           $49.22         -1.3%             69.4%       1.4 pts.            $70.94        -3.3%
  Hampton Inn & Suites            1           $61.85         11.3%             81.2%       1.6 pts.            $76.13         9.0%
  Holiday Inn                     5           $44.65         11.7%             62.3%       7.6 pts.            $71.62        -2.0%
  Homewood Suites                 9           $77.36         -8.1%             78.5%      -1.1 pts.            $98.54        -6.7%
  Residence Inn                  11           $74.26         -5.1%             79.5%       0.1 pts.            $93.38        -5.1%

Manager
  Crestline                       2           $78.89         20.6%             78.4%      13.2 pts.           $100.62         0.4%
  Crossroads                     54           $57.51         -3.6%             72.1%       0.7 pts.            $79.73        -4.6%
  Hilton                         20           $49.99         -3.3%             68.8%       0.1 pts.            $72.64        -3.5%
  Prime                          19           $52.04         -6.9%             70.9%       0.3 pts.            $73.42        -7.2%
  Waterford                       1           $61.32         21.9%             78.0%      24.0 pts.            $78.66       -15.6%

Region
  East North Central             14           $57.12         -4.6%             68.4%       0.1 pts.            $83.45        -4.7%
  East South Central             14           $49.29         -2.8%             71.0%      -1.2 pts.            $69.47        -1.2%
  Middle Atlantic                 6           $75.63         -4.2%             74.3%      -1.9 pts.           $101.74        -1.8%
  Mountain                       10           $55.43         -4.3%             74.5%       2.4 pts.            $74.40        -7.4%
  New England                     5           $59.57         -2.0%             69.7%       3.3 pts.            $85.48        -6.6%
  Pacific Northwest               2           $71.89        -17.6%             72.7%      -5.9 pts.            $98.92       -10.9%
  South Atlantic                 27           $53.07         -0.6%             72.6%       3.2 pts.            $73.07        -4.9%
  West North Central              7           $55.02         -8.7%             69.9%      -5.0 pts.            $78.71        -2.2%
  West South Central             11           $49.38          1.1%             69.9%       3.8 pts.            $70.61        -4.5%

Type
  All Suite                      19           $52.04         -6.9%             70.9%       0.3 pts.            $73.42        -7.2%
  Extended Stay                  20           $75.78         -6.6%             79.0%      -0.5 pts.            $95.89        -6.0%
  Full Service                    5           $52.06          6.3%             66.0%       4.9 pts.            $78.88        -1.5%
  Limited Service                52           $48.82         -0.9%             69.1%       1.4 pts.            $70.62        -2.9%



Note: Includes all hotels open for the entire second quarter period of both years with the same or comparable brand affiliations, regardless of ownership last year.

                                Equity Inns, Inc.
                       Year to Date 2002 Hotel Performance
                                 All Comparable




                                                    RevPAR                        Occupancy                           ADR
                                              ----------------------          ---------------------            --------------------
                               # of                        Variance                       Variance                        Variance
                              Hotels           2002         to 2001            2002        to 2001              2002       to 2001
                              ------          ------       ---------          ------      ---------            ------     ---------
Portfolio                        96           $51.65         -5.2%             67.0%       0.2 pts.            $77.07        -5.5%

Franchise
  AmeriSuites                    19           $49.71        -10.0%             67.3%      -0.2 pts.            $73.87        -9.8%
  Comfort Inn                     3           $47.26         -1.9%             62.2%      -0.7 pts.            $76.04        -0.7%
  Hampton Inn                    48           $45.40         -3.3%             64.2%      -0.2 pts.            $70.70        -2.9%
  Hampton Inn & Suites            1           $56.87         13.4%             76.1%       5.2 pts.            $74.68         5.7%
  Holiday Inn                     5           $37.62         12.7%             56.2%       8.3 pts.            $66.91        -4.0%
  Homewood Suites                 9           $72.81         -9.7%             75.1%      -1.6 pts.            $96.99        -7.8%
  Residence Inn                  11           $70.41         -5.1%             77.3%       0.5 pts.            $91.10        -5.8%

Manager
  Crestline                       2           $67.26         28.4%             73.9%      17.1 pts.            $91.00        -1.3%
  Crossroads                     54           $53.05         -5.2%             67.4%      -0.2 pts.            $78.72        -4.8%
  Hilton                         20           $47.59         -4.8%             64.6%      -0.8 pts.            $73.64        -3.5%
  Prime                          19           $49.71        -10.0%             67.3%      -0.2 pts.            $73.87        -9.8%
  Wateford                        1           $56.09         15.2%             74.5%      21.2 pts.            $75.29       -17.5%

Region
  East North Central             14           $50.48         -6.1%             62.2%      -1.3 pts.            $81.11        -4.2%
  East South Central             14           $44.76         -4.2%             65.2%      -1.6 pts.            $68.69        -1.9%
  Middle Atlantic                 6           $69.03         -4.3%             70.1%      -2.0 pts.            $98.49        -1.6%
  Mountain                       10           $56.12         -8.1%             72.0%       0.3 pts.            $77.91        -8.4%
  New England                     5           $55.77         -5.3%             64.6%       0.4 pts.            $86.38        -5.8%
  Pacific Northwest               2           $67.77        -13.3%             70.0%      -1.5 pts.            $96.79       -11.4%
  South Atlantic                 27           $49.94         -2.8%             69.1%       3.6 pts.            $72.33        -7.8%
  West North Central              7           $50.44        -10.0%             64.7%      -5.7 pts.            $77.96        -2.1%
  West South Central             11           $46.65         -2.2%             66.2%       1.3 pts.            $70.43        -4.1%

Type
  All Suite                      19           $49.71        -10.0%             67.3%      -0.2 pts.            $73.87        -9.8%
  Extended Stay                  20           $71.58         -7.5%             76.2%      -0.5 pts.            $93.94        -6.8%
  Full Service                    5           $44.06          7.7%             59.5%       6.6 pts.            $74.06        -4.2%
  Limited Service                52           $45.10         -2.8%             64.0%      -0.1 pts.            $70.44        -2.7%



Note: Includes all hotels open for the entire six-month period of both years with the same or comparable brand affiliations, regardless of ownership last year.